                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               NationsRent, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            (NATIONSRENT, INC. LOGO)
                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

                                                                  April 16, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of NationsRent, Inc. to be held on Thursday, May 24, 2001, at 10:30 a.m., at Company's corporate headquarters at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.

     The accompanying Notice of Annual Meeting and Proxy Statement describe specific matters to be acted upon. In addition to the specific matters to be acted upon, there will be an opportunity to ask questions of general interest to stockholders.

     Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. Please sign, date and return your proxy card in the enclosed envelope as soon as possible. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE MATTERS DESCRIBED IN THE PROXY STATEMENT TO BE PRESENTED AT THE ANNUAL MEETING. THANK YOU.

                                      Sincerely,

                                      /s/ James L. Kirk

                                      James L. Kirk
                                      Chairman of the Board and
                                      Chief Executive Officer

                            (NATIONSRENT, INC. LOGO)
                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

               NOTICE OF THE 2001 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of NationsRent, Inc.:

     The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of NationsRent, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 24, 2001, at 10:30 a.m., at the Company's corporate headquarters at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, to consider and act on the following matters, all of which are described in more detail in the accompanying proxy statement:

     1. For the holders of Common Stock to elect six directors;

     2. For the holders of the Series A Convertible Preferred Stock to elect two directors;

     3. For the holders of the Series B Convertible Preferred Stock to elect two directors;

     4. To approve an amendment to the Company's Amended and Restated 1998 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 10,000,000 to 12,000,000; and

     5. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on April 2, 2001, as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting.

     A FORM OF PROXY AND THE PROXY STATEMENT OF THE COMPANY RELATING TO THE 2001 ANNUAL MEETING OF STOCKHOLDERS ARE ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          /s/ JOSEPH H. IZHAKOFF

                                          Joseph H. Izhakoff
                                          Vice President, General Counsel and
                                          Secretary

Fort Lauderdale, Florida
April 16, 2001

                            (NATIONSRENT, INC. LOGO)
                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NationsRent, Inc. (the "Company"), for use at the 2001 Annual Meeting of Stockholders of the Company or any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held on Thursday, May 24, 2001, at 10:30 a.m., at the Company's corporate headquarters at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.

     It is anticipated that the Notice of Annual Meeting, this Proxy Statement and the proxy card will be mailed to stockholders of the Company on or about April 18, 2001.

RECORD DATE

     Only stockholders of record at the close of business on April 2, 2001 (the "Record Date") are entitled to vote at the Annual Meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

     As of the Record Date, there were 57,359,437 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), 100,000 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and 100,000 shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Preferred Stock"), issued and outstanding, all of which are entitled to be voted as to certain matters at the Annual Meeting. As of the Record Date, the 100,000 shares of Series A Preferred Stock were convertible into 14,285,714 shares of Common Stock and the 100,000 shares of Series B Preferred Stock were convertible into 22,222,222 shares of Common Stock. The 57,359,437 shares of Common Stock do not include 1,070,200 shares of Common Stock which are held as treasury shares by the Company.

     Election of Directors by Holders of Common Stock. One of the matters to be considered at the Annual Meeting is the election of six persons to the Board of Directors by the holders of Common Stock. Only holders of Common Stock (and not holders of Preferred Stock) will have the right to vote on this matter. With respect to this matter, each holder of Common Stock as of the Record Date will be entitled to one vote for each share held.

     Election of Directors by Holders of Series A Preferred Stock. One of the matters to be considered at the Annual Meeting is the election of two persons to the Board of Directors by the holders of Series A Preferred Stock. Only holders of Series A Preferred Stock (and not holders of Series B Preferred Stock or Common Stock) will have the right to vote on this matter. The holders of Series A Preferred Stock, NR Holdings Limited and Investcorp NationsRent Limited Partnership, affiliates of Investcorp S.A., an international corporate investment company, have nominated two directors who are executive officers of a subsidiary of Investcorp S.A. With respect to this matter, each holder of Series A Preferred Stock as of the Record Date will be entitled to one vote per share of Series A Preferred Stock.

     Election of Directors by Holders of Series B Preferred Stock. One of the matters to be considered at the Annual Meeting is the election of two persons to the Board of Directors by the holders of Series B Preferred Stock. Only holders of Series B Preferred Stock (and not holders of Series A Preferred Stock or Common

Stock) will have the right to vote on this matter. The holders of Series B Preferred Stock, NR2 Holdings Limited (an affiliate of Investcorp S.A.), DB Capital Investors, L.P., J.P. Morgan Capital Corporation and Sixty Wall Street Fund, L.P. (an affiliate of J.P. Morgan) have nominated two directors, one of whom is a managing director of the general partner of DB Capital Investors, L.P. and the other of whom is a partner of J.P. Morgan Partners (an affiliate of J.P. Morgan Capital Corporation). With respect to this matter, each holder of Series B Preferred Stock as of the Record Date will be entitled to one vote per share of Series B Preferred Stock.

     Other Matters. The holders of the Common Stock and the holders of the Preferred Stock will have the right to vote together, as a single class, on the approval of the amendment to the Company's Amended and Restated 1998 Stock Option Plan (the "1998 Stock Option Plan") and other matters properly brought before the Annual Meeting, other than the election of the directors. With respect to these matters, each holder of Common Stock as of the Record Date will be entitled to one vote for each share held, and each holder of Preferred Stock as of the Record Date will be entitled to one vote per share of Common Stock issuable upon conversion of the Preferred Stock as of the Record Date.

PROXY PROCEDURE

     Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted for the election of the nominees named herein as directors, for the approval of the amendment to our 1998 Stock Option Plan, and in accordance with the judgment of the persons acting under the proxies on other matters presented for a vote including an adjournment of the Annual Meeting. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the Annual Meeting, by written notice to the Secretary of the Company or by delivery of a later-dated proxy.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of elections appointed for the Annual Meeting and will be counted in determining whether or not a quorum is present. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter ("non-voted shares"). This could occur, for example, when a broker is not permitted to vote shares held in "street name" on certain matters in the absence of instructions from the beneficial owner of the shares. Non-voted shares with respect to a particular matter will not be counted as shares present and entitled to vote on such matter for purposes of voting, although such shares will be counted for purposes of determining the presence of a quorum. Shares voting to abstain as to a particular matter, and directions to "withhold authority" to vote for directors, will be counted as present and entitled to vote with respect to such matter for purposes of both voting and determining the presence of a quorum.

VOTING REQUIREMENTS

     The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of each class of the Company's capital stock that is entitled to vote with respect to the election of each separate class of directors to be elected at the Annual Meeting shall constitute a quorum for such election at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the voting power of all classes of the Company's capital stock entitled to vote on any other matter that is to be voted on at the Annual Meeting shall constitute a quorum with respect to that matter at the Annual Meeting. Provided that a quorum of Common Stock is present at the Annual Meeting, the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to elect the six directors for which only holders of Common Stock are entitled to vote. Provided a quorum of Series A Preferred Stock is present at the Annual Meeting, the affirmative vote of the holders of a majority of the voting power of the shares of Series A Preferred Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to elect the two directors for which only holders of Series A Preferred Stock are entitled to vote. Provided a quorum of Series B Preferred Stock is present at the Annual Meeting, the affirmative vote of the holders of a majority of the voting power of the shares of Series B Preferred Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to elect the two directors for which only holders of Series B Preferred Stock are entitled to vote. Provided that a quorum of all classes of the Company's capital stock is present at the Annual Meeting, the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock and Preferred Stock, voting together as a single class, present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the amendment to the 1998 Stock Option Plan. Non-voted shares will have no effect on the matters brought to vote at the Annual Meeting. Abstentions from voting on any of the matters brought to a vote at the Annual Meeting will have the effect of votes against that particular matter.

COSTS OF SOLICITATION

     All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by directors, executive officers and employees of the Company, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of stock held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

                    INFORMATION REGARDING DIRECTOR NOMINEES
                             AND EXECUTIVE OFFICERS

DIRECTOR NOMINEES FOR HOLDERS OF COMMON STOCK

     Set forth below is biographical information for each nominee for election as a director at the Annual Meeting by holders of shares of Common Stock. Each such nominee is currently a member of the Company's Board of Directors.

     JAMES L. KIRK, age 51, is a co-founder of the Company and has served as the Chairman of the Board of the Company since August 1997 and as Chief Executive Officer of the Company since April 1998. Mr. Kirk also served as President of the Company from April 1998 until October 1998. From 1985 to February 1998, Mr. Kirk was Chairman of the Board, President and Chief Executive Officer of OHM Corporation ("OHM"), a leading environmental construction company.

     THOMAS H. BRUINOOGE, age 57, joined the Company as a director in June 1998. Mr. Bruinooge is an attorney who has been in private practice since 1968 and founded the firm of Bruinooge & Associates in 1987.

     IVAN W. GORR, age 71, joined the Company as a director in June 1999. Mr. Gorr served as Chairman of the Board of Directors and Chief Executive Officer of Cooper Tire & Rubber Company, a manufacturer of tires and other rubber products, from 1989 until he retired in October 1994. Mr. Gorr also serves as a director of Borg-Warner Automotive, Inc.

     HARRIS W. HUDSON, age 58, joined the Company as a director in June 1998. Since May 1998, Mr. Hudson has served as Vice Chairman, Secretary and a director of Republic Services, Inc. ("Republic Services"), a leading provider of non-hazardous solid waste collection services. Mr. Hudson has served as a director of AutoNation, Inc. (formerly known as Republic Industries, Inc., "AutoNation"), which owns the nation's largest chain of franchised automotive dealerships, since August 1995 and as Vice Chairman of AutoNation since October 1996. He served as Chairman of AutoNation's Solid Waste Group from October 1996 until July 1998. From August 1995 until October 1996, Mr. Hudson served as President of AutoNation. From May 1995 until August 1995, Mr. Hudson served as a consultant to AutoNation. From 1983 until August 1995, Mr. Hudson served as Chairman of the Board, Chief Executive Officer and President of Hudson Management, a solid waste collection company that he founded, which AutoNation acquired in August 1995. From 1964 to 1982, Mr. Hudson served as Vice President of Waste Management of Florida, Inc., a subsidiary of Waste Management, Inc. ("Waste Management"), the world's largest integrated solid waste services company. Mr. Hudson also serves as a director of Boca Resorts, Inc. ("Boca Resorts"), an owner and operator of luxury resort hotels, and a professional sports franchise and related facilities.

     H. WAYNE HUIZENGA, age 63, joined the Company as a director in June 1998. Since May 1998, Mr. Huizenga has served as Chairman of the Board of Republic Services. From May 1998 until December 1998, Mr. Huizenga also served as the Chief Executive Officer of Republic Services. Mr. Huizenga has also served as Chairman of AutoNation since August 1995. From August 1995 to September 1999, Mr. Huizenga served as Chief Executive Officer or Co-Chief Executive Officer of AutoNation. Since September 1996, Mr. Huizenga has served as Chairman of Boca Resorts. Since January 1995, Mr. Huizenga has served as Chairman of Extended Stay America, Inc., an operator of extended stay lodging facilities. Since June 2000, Mr. Huizenga has served as a director of ANC Rental Corporation, which owns and operates Alamo Rent-A-Car and National Car Rental. Since May 2000, Mr. Huizenga has been Vice Chairman of Zixit Corporation, an internet security company. From September 1994 until October 1995, Mr. Huizenga served as a Vice Chairman of Viacom Inc., a diversified entertainment and communications company. During the same period, Mr. Huizenga also served as the Chairman of Blockbuster Entertainment Group, a division of Viacom. From April 1987 through September 1995, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster Entertainment Corporation ("Blockbuster"), during which time he helped build Blockbuster from a 19-store chain into the world's largest video rental company. In September 1994, Blockbuster merged into Viacom. In 1971, Mr. Huizenga co-founded Waste Management, which he helped build into the world's largest integrated solid waste services company, and he served in various capacities, including President, Chief Operating Officer and a director from its inception until 1984. Mr. Huizenga also owns the Miami Dolphins and Pro Player Stadium, in South Florida.

     M. STEVEN LANGMAN, age 39, joined the Company as a director in August 2000. In 1996, Mr. Langman founded and since that time has served as Managing Director of Rhone Group LLC, a private merchant banking firm with offices in New York, Paris and London. Prior to joining Rhone, Mr. Langman was Managing Director of Lazard Freres & Co. LLC where he specialized in mergers and acquisitions working in both London and New York. Mr. Langman joined Lazard in 1987. Before joining Lazard, he worked in the mergers and acquisition department of Goldman, Sachs & Co. Mr. Langman currently serves on the board of directors of Dreyer's Grand Ice Cream, Inc. as well as the boards of several private companies controlled by Rhone Capital LLC, a private equity fund affiliated with Rhone Group LLC.

DIRECTOR NOMINEES FOR HOLDERS OF SERIES A PREFERRED STOCK

     Set forth below is biographical information for each nominee for election as a director at the Annual Meeting by holders of shares of Series A Preferred Stock. Each such nominee is currently a member of the Company's Board of Directors.

     SEAN P. MADDEN, age 35, joined the Company as a director in August 2000. Since October 1998, Mr. Madden has been a Principal in corporate investment with Investcorp International Inc. ("Investcorp International"), a global investment group with offices in New York, London and Bahrain. Prior to joining Investcorp International, Mr. Madden was a Vice President in the Leveraged Finance Group at Credit Suisse First Boston ("CSFB") from June 1994 to October 1998. Prior to joining CSFB, he practiced corporate law with Cravath, Swaine & Moore after serving as a law clerk to Judge Joseph M. McLaughlin, United States Court of Appeals for the Second Circuit. Mr. Madden also serves on the board of directors of Synthetic Industries, Inc.

     CHRISTOPHER J. O'BRIEN, age 42, joined the Company as a director in July 1999. Since 1993, Mr. O'Brien has been a member of the Management Committee of Investcorp International Inc. Prior to joining Investcorp International, Mr. O'Brien was a Managing Director of Mancuso & Company, a private New York-based merchant bank that invests equity capital in the acquisition of middle-market companies. Previously, he was a founding member of the Acquisition Finance Group of Manufacturers Hanover Trust Co. and specialized in providing financing for various Fortune 500 companies. Mr. O'Brien also serves on the board of directors of The William Carter Company, CSK Auto Corporation, Independent Wireless One, Synthetic Industries, Inc. and Harborside Healthcare Corporation.

DIRECTOR NOMINEES FOR HOLDERS OF SERIES B PREFERRED STOCK

     Set forth below is biographical information for each nominee for election as a director at the Annual Meeting by holders of shares of Series B Preferred Stock. Each such nominee is currently a member of the Company's Board of Directors.

     JOHN R. BARON, age 44, joined the Company as a director in April 2001. Since December 1996, Mr. Baron has been a Partner of J.P. Morgan Partners (formerly Chase Capital Partners), a global private equity organization which provides equity and mezzanine capital financing to private and public companies. Prior to joining J.P. Morgan Partners, he was a Managing Director in the Structured Finance Division of Chemical Bank.

     ROBERT G. SHARP, age 35, joined the Company as a director in August 2000. Since October 1999, Mr. Sharp has been a Managing Director of DB Capital Partners Inc., a global private equity group affiliated with Deutsche Bank A.G. Prior to joining DB Capital Partners, he was a principal at Investcorp International from April 1996 to October 1999. Prior to Investcorp International, Mr. Sharp was a Vice President at BT Securities, where he had extensive experience in bank lending and high yield and equity underwriting. Mr. Sharp also serves on the board of directors of Jostens, Inc., Stratus Computer, Inc., Globalsight, Inc., PC on Call, Inc. and Displaytech, Inc.

EXECUTIVE OFFICERS

     Set forth below is biographical information for each of the Company's executive officers, none of whom is a nominee for director.

     PAMELA K.M. BEALL, age 44, joined the Company as Vice President and Treasurer in April 1998. Ms. Beall also served as Secretary from April to October 1998 and currently serves as Assistant Secretary. From June 1985 to April 1998, Ms. Beall served as Treasurer of OHM and in various positions of increasing responsibility at OHM, most recently as Vice President and Assistant Secretary. Before joining OHM, Ms. Beall was General Manager, Treasury Services for USX Corporation, and previous to that she was with Marathon Oil Company. From November 1996 to February 1998, Ms. Beall served as a director of NSC Corporation, an affiliate of OHM.

     ALBERT J. DETZ, age 53, joined the Company as Vice President, Finance in January 2001. Prior to joining the Company, Mr. Detz served as Senior Vice President and Chief Financial Officer of Gerald Stevens, Inc., a retail florist business, from June 1998 to August 2000. Mr. Detz also served as Vice President and Chief Financial Officer for Data Core Software Corporation, a development stage business, from March 1998 to December 1999. Prior to that time, Mr. Detz served in various positions of increasing responsibility at Blockbuster from 1991 to June 1997, most recently as Senior Vice President and Chief Financial Officer. Before joining Blockbuster, Mr. Detz served in various finance-related positions, including Vice President, Corporate Controller, for 11 years within the Computer Systems Division of Gould Electronics, Inc. at Encore Computer Corporation. Prior to this time, Mr. Detz worked in the audit department at Coopers and Lybrand.

     KRIS E. HANSEL, age 43, joined the Company as Vice President and Controller in March 1998. Prior to joining the Company, Mr. Hansel served in various positions of increasing responsibility at OHM since 1988, most recently as Vice President and Controller.

     JOSEPH H. IZHAKOFF, age 35, joined the Company as Vice President and General Counsel in September 1998. Commencing October 1998, Mr. Izhakoff also began serving as Secretary. Prior to joining the Company, Mr. Izhakoff was an attorney at Akerman, Senterfitt & Eidson, P.A. since August 1995, most recently as a shareholder of the firm, where his practice focused on corporate finance and mergers and acquisitions.

     PHILIP V. PETROCELLI, age 42, joined the Company as Executive Vice President in February 1998. From August 1993 to February 1998, Mr. Petrocelli was Vice President -- Western Region of OHM. Before joining OHM, Mr. Petrocelli was a Regional Director and acting Vice President -- Analytical Labs with IT Corporation, a provider of engineering services, since September 1988.

     EZRA SHASHOUA, age 46, joined the Company as Executive Vice President and Chief Financial Officer in January 2001. Previously, Mr. Shashoua worked at 7-Eleven, Inc., a national convenience store chain, in Dallas, Texas, where he served in various capacities of increasing responsibility from 1982 to January 2001, most recently as Vice President and Chief Financial Officer. Prior to joining 7-Eleven, Mr. Shashoua was an attorney at Sonnenschein, Nath and Rosenthal in Chicago, Illinois.

     GERALD W.B. WEBER, age 50, joined the Company as Executive Vice President of Operations in October 2000. From September 1998 to September 2000, Mr. Weber was Chief Operating Officer and served on the board of directors of CarSpa, Inc., a provider of specialized car services. Prior to joining CarSpa, Mr. Weber served as Senior Vice President of AutoNation from 1995 to December 1997. From 1994 to 1995, Mr. Weber was President of the music division of Viacom and from 1987 to 1994 he served as the Senior Vice President of the video division of Viacom.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Messrs. Kirk, Baron, Bruinooge, Gorr, Hudson, Huizenga, Langman, Madden, O'Brien and Sharp are the members of the Board. The Board held a total of five meetings and acted on three occasions by unanimous written consent during the fiscal year ended December 31, 2000. The Board has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee to assist it in carrying out its duties.

     The Executive Committee has the same powers and authority as the Board of Directors, subject to the limitations of the Delaware General Corporation Law, the Certificate of Incorporation, as amended (the "Certificate") and the Amended and Restated Bylaws (the "Bylaws") and further subject to limitations with respect to certain mergers, acquisitions, incurrence or refinancing of indebtedness, purchase or sale of securities, strategic business plans, composition of the Board of Directors and certain committees and transactions with affiliates. Messrs. Kirk and Huizenga are the members of the Executive Committee. The Executive Committee acted on eight occasions by unanimous written consent during fiscal year ended December 31, 2000.

     The Audit Committee recommends the annual appointment of the Company's auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control procedures. Messrs. Bruinooge, Gorr and Langman, who are independent directors, serve as the members of the Audit Committee. The Company has received investment banking services from Rhone Group LLC of which Mr. Langman is a founder and managing director. The Board has made the determination that Mr. Langman is sufficiently independent in order to serve on the Audit Committee. The Audit Committee held six meetings during the fiscal year ended December 31, 2000. A copy of the Audit Committee's Charter is attached to this Proxy Statement as Annex A.

     The Compensation Committee administers and establishes the Company's stock option, bonus and other compensation plans, including the Company's 1998 Stock Option Plan and the 401(k) Plan, and determines compensation for the Company's executive officers. Messrs. Bruinooge and Hudson, who are non-employee directors, are the members of the Compensation Committee. The Compensation Committee held one meeting and acted on two occasions by unanimous written consent during the fiscal year ended December 31, 2000.

     The Nominating Committee was established in February 2001 for the purpose of nominating persons for election at the 2001 Annual Meeting of Stockholders to serve as members of the Board of Directors. The Nominating Committee only considered nominations recommended by the Company's Chairman and Chief Executive Officer. Messrs. Bruinooge, Hudson and O'Brien are members of the Nominating Committee. The Nominating Committee was established in February 2001, therefore no meetings were held during the fiscal year ended December 31, 2000.

COMPENSATION OF DIRECTORS

     The 1998 Stock Option Plan provides for an automatic grant of options to purchase 50,000 shares of Common Stock to each member of the Board of Directors who joins the Board as a non-employee director. In addition, the 1998 Stock Option Plan provides for an additional automatic grant of options to purchase 10,000 shares of Common Stock at the beginning of each fiscal year to each non-employee director continuing to serve on the Board at such time. All automatic option grants to non-employee directors are fully vested and immediately exercisable. In addition, all automatic option grants to non-employee directors remain exercisable for a term of ten years from the date of grant so long as such person remains a member of the Board. Each automatic grant is exercisable at a price per share equal to the closing price of a share of Common Stock on the New York Stock Exchange on the date immediately prior to the automatic grant date. In addition to automatic option grants, directors are reimbursed for their reasonable expenses incurred in connection with their attendance at Board and Committee meetings.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent stockholders are required by the SEC regulations to furnish the Company with copies of all
Section 16(a) reports they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations from certain executive officers and directors that no other such reports were required, the Company believes that during fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with on a timely basis.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following statements made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not otherwise be deemed filed under either of such acts.

     The Compensation Committee administers and establishes the Company's stock option, bonus and other compensation plans, including the Company's 1998 Stock Option Plan and the 401(k) Plan, and determines the compensation of the Company's executive officers. Through competitive compensation, primarily composed of base compensation, cash bonuses and stock options, the Company endeavors to attract and maintain high caliber executives, whose interests are aligned with those of the Company's stockholders. The Compensation Committee takes into account a variety of factors in determining executive compensation including business conditions in general and in our business during the year, our performance during the year in light of these conditions, the market compensation for executives of similar background and experience, and the performance of the business for which the executive officer is responsible. The Company prefers to emphasize incentive forms of compensation, including stock options, so that an executive's interests are aligned with the interests of our stockholders. By providing incentive-based compensation such as stock options, the Compensation Committee believes that this provides the executive with a vested interest in the long-term success of the Company and encourages the executive to work towards the long-term interests of the Company and its stockholders.

     In determining executive compensation, the Compensation Committee considers the anticipated tax treatment of payments and benefits to the Company and to the recipient executive officers. It is the Company's intention that the compensation paid to its executive officers be tax deductible under Section 162(m) of the Internal Revenue Code, as amended (the "Code"), when appropriate and applicable. Further interpretation of, or change in, the tax laws beyond the Compensation Committee's control could affect the deductibility of executive compensation.

     Mr. Kirk, our Chief Executive Officer, was paid an annual salary of $251,085 for the fiscal year ended December 31, 2000. In March 2000, the Compensation Committee approved a grant of options to Mr. Kirk under the 1998 Stock Option Plan to purchase 350,000 shares of Common Stock exercisable at a price of $4.6250 per share, which have a 10-year term and vest in four equal annual installments beginning March 2001. In November 2000, the Compensation Committee approved another grant of options to Mr. Kirk under the 1998 Stock Option Plan to purchase 350,000 shares of Common Stock exercisable at a price per share of $1.6875 per share, which have a 10-year term and vest in four equal annual installments beginning November 2001. The Compensation Committee believes that tying the remuneration of Mr. Kirk to the performance of the Common Stock will enhance the long-term performance and stability of the Company. In January 2001, the Company entered into Change in Control Severance Agreements with Mr. Kirk and certain executive officers which are described below.

                                          Thomas H. Bruinooge
                                          Harris W. Hudson

                                          As Members of the Compensation
                                          Committee

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual base salaries and other compensation that the Company paid for, and stock options granted during, the fiscal years ended December 31, 1998, 1999 and 2000 to the persons listed below, who were serving as executive officers as of December 31, 2000 (the "Named Executive Officers"):

                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                              ANNUAL COMPENSATION ($)        ------------------
                                                  FISCAL    ----------------------------         SECURITIES
NAME AND PRINCIPAL POSITION                        YEAR     SALARY      BONUS     OTHER      UNDERLYING OPTIONS
---------------------------                       ------    -------     ------   -------     ------------------
James L. Kirk...................................   2000     251,085         --    32,022(1)       700,000(2)
  Chairman of the Board                            1999     250,000         --   112,269(3)       300,000(4)
  and Chief Executive Officer                      1998     109,616(5)      --   188,510(6)       250,000(7)

Gene J. Ostrow(8)...............................   2000     300,000         --     2,499(1)       175,000(9)
  Executive Vice President                         1999     257,693     60,000    19,499(10)      175,000(9)
  and Chief Financial Officer                      1998     196,154         --        --          100,000(9)

Philip V. Petrocelli............................   2000     301,816         --     1,912(1)       350,000(2)
  Executive Vice President                         1999     257,693     60,000    28,236(6)       175,000(4)
                                                   1998     166,923(11)     --    62,199(6)       346,472(12)

Joseph H. Izhakoff..............................   2000     257,842         --        --          250,000(2)
  Vice President, Secretary and                    1999     190,859     50,000        --           65,000(4)
  General Counsel                                  1998      61,193(13)     --        --          150,000(14)

Pamela K. M. Beall..............................   2000     206,854         --        --          100,000(2)
  Vice President and                               1999     178,846     40,000    57,818(6)        50,000(4)
  Treasurer                                        1998      90,865(15) 75,000        --          117,505(16)

---------------

 (1) Consists of personal use of the Company's aircraft calculated under the applicable IRS formula. Board policy expressly directs that certain executive officers use the Company's corporate aircraft for business and personal travel for safety and efficiency purposes and that personal aircraft use be reported as compensation.
 (2) One-half of these options have an exercise price of $4.625 and vest over a four-year period at a rate of 25% per year commencing in March 2001, and one-half of these options have an exercise price of $1.6875 and vest over a four-year period at a rate of 25% per year commencing in November 2001. These options become immediately exercisable upon a change of control of the Company (as defined in the 1998 Stock Option Plan).
 (3) Consists of relocation expenses of $71,774 and personal use of the Company's aircraft of $40,495.
 (4) These options have an exercise price of $5.5625 per share and vest over a four-year period at the rate of 25% per year commencing in June 2000. These options become immediately exercisable upon a change of control of the Company (as defined in the 1998 Stock Option Plan).
 (5) Mr. Kirk joined the Company as an officer in April 1998, however the Company did not begin paying salary to Mr. Kirk until August 1998 following the Company's initial public offering.
 (6) Consists of relocation expenses.
 (7) These options have an exercise price of $8.00 per share and vest over a four-year period at the rate of 25% per year commencing in August 1999. These options become immediately exercisable upon a change of control of the Company (as defined in the 1998 Stock Option Plan).
 (8) Mr. Ostrow served as Executive Vice President and Chief Financial Officer of the Company from August 1997 until January 2001.
 (9) Since Mr. Ostrow is no longer employed by the Company, these options have expired in accordance with their terms.
(10) Consists of relocation expenses of $12,541 and personal use of the Company's aircraft of $6,958.
(11) Mr. Petrocelli joined the Company in February 1998.
(12) These options have an exercise price of $5.77 per share and vest over a four-year period at the rate of 25% per year commencing in February 1999. These options become immediately exercisable upon a change of control of the Company (as defined in the option agreement related to such options).
(13) Mr. Izhakoff joined the Company in September 1998.
(14) These options have an exercise price of $7.00 per share and vest over a four-year period at the rate of 25% per year commencing in September 1999. These options become immediately exercisable upon a change of control of the Company (as defined in the 1998 Stock Option Plan).
(15) Ms. Beall joined the Company in April 1998.
(16) These options have an exercise price of $6.3827 per share and vest over a four-year period at the rate of 25% per year commencing in March 1999. These options become immediately exercisable upon a change of control of the Company (as defined in the option agreement related to such options).

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning grants of stock options made to the Named Executive Officers during the fiscal year ended December 31, 2000.

                                                                                                       POTENTIAL REALIZABLE VALUE
                                           NUMBER OF      % OF TOTAL                                    AT ASSUMED ANNUAL RATES
                                           SECURITIES      OPTIONS                                           OF STOCK PRICE
                                           UNDERLYING     GRANTED TO                                       APPRECIATION($)(2)
                                            OPTIONS      EMPLOYEES IN       EXERCISE       EXPIRATION  --------------------------
NAME                                        GRANTED     FISCAL YEAR(1)   PRICE ($/SHARE)      DATE         5%             10%
----                                       ----------   --------------   ---------------   ----------  ----------      ----------
James L. Kirk............................   350,000          6.96            4.6250        03/22/10    1,018,023       2,579,871
                                            350,000          6.96            1.6875        11/29/10      371,441         941,304
Gene J. Ostrow (3).......................   175,000          3.48            4.6250        03/22/10      509,012       1,289,935
Philip V. Petrocelli.....................   175,000          3.48            4.6250        03/22/10      509,012       1,289,935
                                            175,000          3.48            1.6875        11/29/10      185,720         470,652
Joseph H. Izhakoff.......................   125,000          2.49            4.6250        03/22/10      363,580         921,382
                                            125,000          2.49            1.6875        11/29/10      132,657         336,180
Pamela K.M. Beall........................    50,000          0.99            4.6250        03/22/10      145,432         368,553
                                             50,000          0.99            1.6875        11/29/10       53,063         134,472

---------------

(1) Based on an aggregate of 5,027,500 options granted to all employees during the fiscal year ended December 31, 2000.
(2) These amounts represent assumed rates of appreciation in the price of Common Stock during the term of the options in accordance with rates specified in applicable federal securities regulations, and do not represent the Company's estimate or projection of the price of the Company's Common Stock in the future. Actual gains, if any, on stock option exercises depend on the actual future price of Common Stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved.
(3) Mr. Ostrow served as Executive Vice President and Chief Financial Officer of the Company from August 1997 until January 2001. Since Mr. Ostrow is no longer employed by the Company, these options have expired in accordance with their terms.

OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information regarding the options exercised by the Named Executive Officers during the fiscal year ended 2000 and the value of options outstanding for such individuals at December 31, 2000.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                                                OPTIONS AT                  MONEY OPTIONS AT
                                 SHARES                      DECEMBER 31, 2000          DECEMBER 31, 2000 ($)(1)
                                ACQUIRED      VALUE     ---------------------------   ----------------------------
NAME                           ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                           -----------   --------   -----------   -------------   -----------    -------------
James L. Kirk................        --          --       200,000       1,050,000           --              --
Gene J. Ostrow...............        --          --        93,750         356,250           --              --
Philip V. Petrocelli.........        --          --       216,986         654,486           --              --
Joseph H. Izhakoff...........        --          --        91,250         373,750           --              --
Pamela K.M. Beall............        --          --        71,253         196,252           --              --

---------------

(1) Based on the difference between the closing price of Common Stock on the New York Stock Exchange on December 29, 2000 of $1.5625 per share and the exercise price.

1998 STOCK OPTION PLAN

     The Board of Directors and stockholders adopted the 1998 Stock Option Plan, effective August 6, 1998. Pursuant to the 1998 Stock Option Plan, as amended, options to acquire a maximum of 10,000,000 shares of Common Stock may be granted to employees, directors (including employee and non-employee directors) and certain independent contractors and consultants of the Company or any Subsidiary (as defined in the therein). As of March 31, 2001, there were outstanding options to purchase 7,382,722 shares at exercise prices ranging from $1.5625 per share to $8.00 per share granted under the 1998 Stock Option Plan, 2,071,386 of which were immediately exercisable at that time.

     The Compensation Committee administers the 1998 Stock Option Plan. The Compensation Committee determines which persons will receive options and the number of options to be granted to such persons. The 1998 Stock Option Plan also provides for annual mandatory grants of options to non-employee directors. See "Information Regarding Director Nominees and Executive Officers -- Compensation of Directors." The Board of Directors or the Compensation Committee, as the case may be, makes all determinations that it may deem necessary or advisable for the administration of the 1998 Stock Option Plan.

     Pursuant to the 1998 Stock Option Plan, the Company may grant Incentive Stock Options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Non-Qualified Stock Options ("NQSOs"), not intended to qualify under Section 422 of the Code. The price at which the Common Stock may be purchased upon the exercise of options granted under the 1998 Stock Option Plan is not less than the per share fair market value of the Common Stock on the date the particular options are granted. Options granted under the 1998 Stock Option Plan may have maximum terms of not more than ten years and are not transferable, except by will or the laws of descent and distribution. None of the ISOs under the 1998 Stock Option Plan may be granted to an individual owning more than 10% of the total combined voting power of all classes of stock the Company issued unless the purchase price of the Common Stock under such option is at least 110% of the fair market value of the shares issuable on exercise of the option determined as of the date the option is granted, and such option is not exercisable more than five years after the grant date.

     Generally, options granted under the 1998 Stock Option Plan terminate upon the date the person to whom such options were granted is no longer employed or retained by the Company or serving on our Board of Directors other than by reason of death or disability. However, if any of the options granted under the Plan had vested by such date, then the person to whom such options were granted has five business days during which he or she may exercise any vested options, provided such person was not terminated by the Company for cause.

     Options granted pursuant to the 1998 Stock Option Plan, unless otherwise determined by the Board of Directors, vest over a four-year period at the rate of 25% per year commencing on the first anniversary of the date of grant. These options become immediately exercisable upon a change in control of the Company. A "change in control" of the Company is deemed to occur when any person becomes the beneficial owner of or acquires more than 50% of the total combined voting power with respect to the election of directors of the Company's issued and outstanding capital stock.

     The 1998 Stock Option Plan also provides that, upon the death or permanent and total disability of an optionee, the optionee's estate or the optionee has three years, from the date of such death or disability and prior to the termination of the option period, to exercise the number of vested options held by the optionee on the date of death or disability.

     ISOs granted under the 1998 Stock Option Plan are subject to the restriction that the aggregate fair market value (determined as of the date of grant) of options which first become exercisable in any calendar year cannot exceed $100,000.

     The 1998 Stock Option Plan provides for appropriate adjustments in the number and type of shares covered by it and options granted thereunder in the event of any reorganization, dissolution, liquidation, recapitalization or certain other transactions involving the Company.

CERTAIN OTHER STOCK OPTIONS

     Certain of the Company's executive officers and other employees have been granted stock options to purchase shares of the Company's Common Stock prior to the adoption of the 1998 Stock Option Plan. As of March 31, 2001, there were outstanding options, granted prior to the adoption of the plan, to purchase 883,367 shares at exercise prices ranging from $2.96 per share to $6.67 per share of which 673,075 were exercisable at that time. These options vest over a four-year period at the rate of 25% per year commencing on the first anniversary of the date of grant. Also, these options become immediately exercisable upon a change in control of the Company. A "change in control" of the Company is deemed to occur when any person becomes the beneficial owner of or acquires voting control with respect to more than 50% of the Common Stock or any person has the ability to elect or to cause the election of directors consisting at the time of such election of a majority of the Board.

401(K) PLAN AND OTHER BENEFITS

     The Company's 401(k) Retirement Savings Plan (the "401(k) Plan") provides retirement and other benefits to its employees and permits employees a means to save for their retirement. The Company may, at its discretion, make matching contributions under the 401(k) Plan. The 401(k) Plan is intended to be a tax-qualified plan under Section 401(a) of the Code. The Company also provides welfare benefits to its employees, including health, life and disability. The Company's executive officers participate in these plans, however the benefits do not exceed 10% of their respective salaries.

CHANGE IN CONTROL SEVERANCE AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     In January 2001, the Company entered into Change in Control Severance Agreements with the following Named Executive Officers.

     Pursuant to Mr. Kirk's agreement, following a change in control of the Company (as defined in the agreement), if Mr. Kirk is terminated without cause (as defined in the agreement) or if he terminates his employment for a good reason (as defined in the agreement), he will be entitled to receive a lump sum payment in an amount equal to three times his annual base salary and bonus, based on the highest annual base salary earned during his term of employment and the highest bonus amount earned during any of the prior three years. In addition, for a period of two years following the termination date, the Company will continue to provide Mr. Kirk with employee welfare benefits. In addition, upon occurrence of a change in control, the Company will provide Mr. Kirk with a $500,000 irrevocable standby letter of credit for legal fees and related expenses incurred in interpreting, enforcing or defending his rights under the agreement. Following the termination date, all stock options held by Mr. Kirk, to the extent not fully vested as a result of a change in control, shall become fully exercisable and remain exercisable for a period of one year after the termination date, but in no event after the expiration date of such options. In the event of a change in control, Mr. Kirk may terminate employment with the Company during the 30 day period immediately following the first anniversary of the change in control and he will be entitled to receive the benefits described above.

     Pursuant to agreements with Messrs. Petrocelli and Izhakoff, following a change in control of the Company (as defined in the agreement), if either of such officers is terminated without cause (as defined in the agreement) or if he terminates his employment for a good reason (as defined in the agreement), such officer will be entitled to receive a lump sum payment in an amount equal to three times his annual base salary and bonus, based on the highest annual base salary earned during his term of employment and the highest bonus amount earned during any of the prior three years. In addition, for a period of two years following the termination date, the Company will continue to provide employee welfare benefits. In addition, upon occurrence of a change in control, the Company will provide each executive with a $350,000 irrevocable standby letter of credit for legal fees and related expenses incurred in interpreting, enforcing or defending executive's rights under the agreement. Following the termination date, all stock options held by executive, to the extent not fully vested as a result of a change in control, shall become fully exercisable and remain exercisable for a period of one year after the termination date, but in no event after the expiration date of such options.

     Pursuant to an agreement with Ms. Beall, following a change in control of the Company (as defined in the agreement), if her employment is terminated without cause (as defined in the agreement) or if she terminates her employment for a good reason (as defined in the agreement), she will be entitled to receive a lump sum payment in an amount equal to two times her annual base salary and bonus, based on the highest annual base salary earned during her term of employment and the highest bonus amount earned during any of the prior three years. In addition, for a period of one year following the termination date, the Company will continue to provide her with employee welfare benefits. In addition, upon occurrence of a change in control, the Company will provide her with a $250,000 irrevocable standby letter of credit for legal fees and related expenses incurred in interpreting, enforcing or defending her rights under the agreement. Following the termination date, all stock options held by Ms. Beall, to the extent not fully vested as a result of a change in control, shall become fully exercisable and remain exercisable for a period of one year after the termination date, but in no event after the expiration date of such options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was an officer or employee of the Company or of any of its subsidiaries during the prior year or was formerly an officer of the Company or of any of its subsidiaries. During the last fiscal year, none of the executive officers of the Company have served on the board of directors or compensation committee of any other entity, any of whose officers served either on the Board of the Company or on the Compensation Committee of the Company.

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock with that of (1) Standard & Poor's 500 Stock Index and (2) a peer group of selected companies that the Company believes are the most comparable to the Company. The peer group consists of United Rentals, Inc., Neff Corp., National Equipment Services, Inc. and RDO Equipment Co. The chart assumes that $100 was invested on August 7, 1998, the date that the Common Stock began trading on the New York Stock Exchange, at the initial offering price of $8.00 per share.

                            CUMULATIVE TOTAL RETURN

                                                    NATIONSRENT INC.             S & P 500 INDEX               PEER GROUP
                                                    ----------------             ---------------               ----------
7-Aug-98                                                $    100                    $     100                   $    100
Dec-98                                                  $  71.88                    $  113.41                   $  85.50
Dec-99                                                  $  70.31                    $  137.27                   $  46.41
Dec-00                                                  $  19.53                    $  124.77                   $  32.27

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 6, 2001, information with respect to the beneficial ownership of the Common Stock by (1) each Named Executive Officer in the summary compensation table, (2) each of the Company's directors, (3) all of the Company's directors and executive officers as a group, and (4) each person the Company believes beneficially owns more than 5% of the outstanding shares of Common Stock, based upon such person's filings with the SEC. Unless otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder. Percentages of shares beneficially owned are based upon 57,359,437 shares of Common Stock outstanding as of April 6, 2001 plus for each person named below any shares of Common Stock that may be acquired by such person within 60 days of such date upon exercise of outstanding options or other rights.

                                                               NUMBER OF SHARES       PERCENT OF
NAME                                                          BENEFICIALLY OWNED     COMMON STOCK
----                                                          ------------------     ------------
Executive Officers And Directors
James L. Kirk...............................................      10,755,008(1)          18.6%
Pamela K.M. Beall...........................................         205,859(2)             *
Joseph H. Izhakoff..........................................         122,500(3)             *
Gene J. Ostrow..............................................         276,289                *
Philip V. Petrocelli........................................         471,130(4)             *
John R. Baron...............................................          50,000(5)             *
Thomas H. Bruinooge.........................................         117,092(6)             *
Ivan W. Gorr................................................          75,700(7)             *
Harris W. Hudson............................................       1,043,650(8)           1.8%
H. Wayne Huizenga...........................................       1,712,047(9)           2.9%
M. Steven Langman...........................................          95,492(10)            *
Sean P. Madden..............................................          60,000(5)             *
Christopher J. O'Brien......................................          95,000(11)            *
Robert G. Sharp.............................................          60,000(5)             *
All executive officers and directors as a group
  (17 persons)..............................................      15,009,997(12)         25.4%

Stockholders of Five Percent or More

Investcorp S.A..............................................      20,131,313(13)         26.4%
  6 Rue Adolph Fischer
  L-1520 Luxembourg
H. Family Investments, Inc.(14).............................      12,000,000             20.9%
  450 East Las Olas Boulevard
  Ft. Lauderdale, Florida 33301
DB Capital Investors, L.P...................................       9,233,716(15)         13.9%
  130 Liberty Street, 25th Floor
  New York, New York 10006
J.P. Morgan Capital Corporation.............................       9,233,716(16)         13.9%
  60 Wall Street, 14th Floor
  New York, New York 10260
Don R. O'Neal...............................................       5,019,531(17)          8.7%
  5310 Normandy
  Colleyville, TX 76034

---------------

   * Less than 1%
 (1) Consists of (a) 10,467,508 shares held by Kirk Holdings Limited Partnership, a Nevada limited partnership controlled by Mr. Kirk, and (b) 287,500 shares issuable upon exercise of options.
 (2) Consists of (a) 92,730 shares and (b) 113,124 shares issuable upon exercise of options.

 (3) Consists of 122,500 shares issuable upon exercise of options.
 (4) Consists of (a) 123,776 shares and (b) 347,354 shares issuable upon exercise of options.
 (5) Consists of shares issuable upon exercise of options.
 (6) Consists of (a) 37,092 shares and (b) 80,000 shares issuable upon exercise of options.
 (7) Consists of (a) 5,700 shares and (b) 70,000 shares issuable upon exercise of options.
 (8) Consists of (a) 713,650 shares held directly by Mr. Hudson, (b) 250,000 shares owned by Mr. Hudson's spouse, as to which Mr. Hudson disclaims beneficial ownership and (c) 80,000 shares issuable upon exercise of options.
 (9) Consists of (a) 1,632,047 shares held by Huizenga Investments Limited Partnership, a Nevada limited partnership controlled by Mr. Huizenga, and
     (b) 80,000 shares issuable upon exercise of options. The number of shares of Common Stock beneficially owned by Mr. Huizenga does not include the 12,000,000 shares held by H. Family Investments, Inc., a Florida corporation, because Mr. Huizenga does not share voting or dispositive control of such shares and disclaims beneficial ownership of such shares.
(10) Consists of (a) 35,492 shares and (b) 60,000 shares issuable upon exercise of options.
(11) Consists of (a) 25,000 shares and (b) 70,000 shares issuable upon exercise of options.
(12) Includes an aggregate of 1,589,910 shares issuable upon exercise of options held by certain executive officers and directors. Excludes shares owned by Mr. Ostrow, who served as Executive Vice President and Chief Financial Officer from August 1997 until January 2001.
(13) Investcorp S.A. does not directly own any shares of Common Stock or Preferred Stock. The number of shares of Common Stock shown as owned by Investcorp S.A. includes (a) 3,000,000 shares of Common Stock issuable upon conversion of 21,000 shares of Series A Preferred Stock held by Investcorp NationsRent Limited Partnership, a Cayman Islands limited partnership in which Investcorp owns a majority economic ownership interest and is the sole general partner, (b) 11,285,714 shares of Common Stock issuable upon conversion of 79,000 shares of Series A Preferred Stock held by NR Holdings Limited (which represents beneficial ownership by NR Holdings Limited of approximately 16.4% of the outstanding Common Stock calculated in accordance with Rule 13d-3 under the Exchange Act), (c) 4,444,444 shares of Common Stock issuable upon conversion of 20,000 shares of Series B Preferred Stock held by NR2 Holdings Limited (which represents beneficial ownership by NR2 Holdings Limited of approximately 7.1% of the outstanding Common Stock calculated in accordance with Rule 13d-3 under the Exchange
     Act), and (d) 1,401,155 shares of Common Stock held by REF Equity Limited. Investcorp S.A. may be deemed to share beneficial ownership of the shares held by NR Holdings Limited, NR2 Holdings Limited and REF Equity Limited because such entities, the holders of their voting securities or their principals have entered into revocable management services or similar agreements with an affiliate of Investcorp S.A. pursuant to which each such person or entity indirectly has granted such affiliate of Investcorp S.A. the authority to direct the voting of the voting securities of NR Holdings, NR2 Holdings and/or REF Equity Limited for so long as such agreement is in effect. Sipco Limited, a passive holding company entity without operations or employees, may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Investcorp S.A. because Sipco Limited may be deemed to control Investcorp S.A. through its ownership of a majority of the stock of a company which indirectly owns a majority of the outstanding stock of Investcorp.
(14) H. Family Investments, Inc. is a Florida corporation controlled by H. Wayne Huizenga, Jr., the son of Mr. Huizenga.
(15) Consists of (a) 8,888,889 shares of Common Stock issuable upon conversion of 40,000 shares of Series B Preferred Stock and (b) 344,828 shares of Common Stock. DB Capital Investors, L.P. shares beneficial ownership of such shares with Taunus Corporation, DB Capital Partners, Inc. and DB Capital Partners, L.P. DB Capital Investors is an indirect wholly-owned subsidiary of Taunus Corporation. DB Capital Partners, L.P. is the general partner of DB Capital Investors and DB Capital Partners, Inc. is the general partner of DB Capital Partners, L.P.
(16) Consists of (a) 6,666,667 shares of Common Stock issuable upon conversion of 30,000 shares of Series B Preferred Stock owned by J.P. Morgan Capital Corporation, (b) 2,222,222 shares of Common Stock issuable upon conversion of 10,000 shares of Series B Preferred Stock held by Sixty Wall Street Fund, L.P., an affiliate of J.P. Morgan, and (c) 344,828 shares of Common Stock owned by J.P. Morgan Capital Corporation. J.P. Morgan and Sixty Wall Street share beneficial ownership of each of their respective shares with J.P. Morgan Chase & Co. (formerly J.P. Morgan & Co. Incorporated). J.P. Morgan Capital Corporation is an indirect wholly-owned subsidiary of J.P. Morgan Chase & Co. Sixty Wall Street Corporation, which is the general partner of Sixty Wall Street Fund, is an indirect wholly-owned subsidiary of J.P. Morgan Chase & Co.
(17) Consists of (a) 775,180 shares of Common Stock owned by Mr. O'Neal's spouse, as to which Mr. O'Neal disclaims beneficial ownership, (b) 2,452,564 shares of Common Stock held by the 1997 Ray L. O'Neal and Ellen
     M. O'Neal irrevocable trust for Don R. O'Neal of which Mr. O'Neal is a trustee, and (c) 1,791,787 shares of Common Stock owned directly by Mr. O'Neal. Mr. O'Neal served as President of the Company from October 1998 until May 2000.

                         REPORT OF THE AUDIT COMMITTEE

     The following statements made by the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under either of such acts.

     The Audit Committee has reviewed and discussed the consolidated financial statements of the Company set forth in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 with management of the Company and Arthur Andersen LLP, independent certified public accountants for the Company.

     The Audit Committee has discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Audit Standards No. 61, "Communication with Audit Committees," as amended, which includes, among other items, matters relating to the conduct of an audit of the Company's financial statements.

     The Audit Committee has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 and has discussed with Arthur Andersen LLP their independence from the Company.

     Based on the review and discussions with management of the Company and Arthur Andersen LLP referred to above, the Audit Committee has recommended to the Board of Directors that the consolidated financial statements of the Company for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally acceptable accounting principles; that is the responsibility of management and the Company's independent certified public accountants. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent certified public accountants with respect to such financial statements.

                                          Thomas H. Bruinooge
                                          Ivan W. Gorr
                                          M. Steven Langman

                                          As Members of the Audit Committee

                              CERTAIN TRANSACTIONS

     The Company subleases certain office space from AutoNation in downtown Ft. Lauderdale. Lease payments for this space totaled $527,000 for the year ended December 31, 2000. The Company also leases certain data storage space from AutoNation. Lease payments for this space totaled approximately $64,000 for the year ended December 31, 2000. Messrs. Huizenga and Hudson serve as directors of AutoNation.

     The Company subleased certain office space from Boca Resorts until March 2000. Lease payments for such space totaled $89,000 for the year ended December 31, 2000. The Company also licenses the use of an executive suite at the National Car Rental Center, which is operated by Boca Resorts, pursuant to a seven year agreement which expires in 2005. Payments for such facility totaled $112,000 for the year ended December 31, 2000. Mr. Huizenga is Chairman of the Board of Boca Resorts and controls a majority of the voting interests of Boca Resorts. Mr. Hudson is also a director of Boca Resorts.

     The Company licenses the use of an executive suite from South Florida Stadium Corporation at Pro Player Stadium, a professional sports stadium in South Florida which is owned by Mr. Huizenga, pursuant to a seven year agreement which expires in 2005. Payments for such facility totaled $179,000 for the year ended December 31, 2000.

     In connection with the Company's private placement of $100.0 million of Series B Preferred Stock in August and September 2000, Investcorp International received a placement fee of $800,000, DB Capital Investors, L.P. received a placement fee of $1,600,000, J.P. Morgan Capital Corporation received a placement fee of $1,200,000 and Sixty Wall Street Fund, L.P. received a placement fee of $400,000. The private placement took place in two steps. In August 2000, we sold $52.0 million of the Series B Preferred Stock, and in September 2000, following stockholder approval at a special meeting of stockholders, we sold the remaining $48.0 million. The purchasers in the private placement, NR2 Holdings Limited, DB Capital Investors, L.P., J.P. Morgan Capital Corporation and Sixty Wall Street Fund, L.P., are entitled to certain demand and piggyback registration rights and tag-along rights with respect to the shares of Common Stock issuable upon conversion of the Series B Preferred Stock. Messrs. O'Brien and Madden are executive officers of Investcorp International, a subsidiary of Investcorp S.A., an affiliate of NR2 Holdings Limited. Mr. Sharp is a managing director of DB Capital Partners, Inc., an affiliate of DB Capital Investors, L.P. and Mr. Baron is a partner of J.P. Morgan Partners, an affiliate of J.P. Morgan Capital Corporation and Sixty Wall Street Fund, L.P.

     The Company obtained certain investment banking services from Rhone Group LLC. Although no fee was paid, the Company reimbursed certain business expenses, which totaled $362,000 for the year ended December 31, 2000. Mr. Langman is a founder and managing director of Rhone Group LLC.

     The Company has entered into certain contracts for building construction with Alvada Construction, Inc., an entity controlled by Mr. Kirk's brother. As of December 31, 2000, the aggregate amount paid under these contracts was approximately $2.8 million. The Company purchased certain fabrication services from Findlay Machine and Tool, an entity controlled by Mr. Kirk's other brother. As of December 31, 2000, the aggregate amount paid for these services was $118,000.

     In connection with the recruiting and relocation of Ezra Shashoua, the Company's Executive Vice President and Chief Financial Officer, in January 2001 the Company loaned Mr. Shashoua $250,000, the principal and interest of which will be forgiven by the Company one-third a year commencing January 2002. The amount forgiven shall be reported as compensation to Mr. Shashoua.

     With respect to transactions discussed in this section, no independent determination has been made as to the fairness or reasonableness of the terms thereof. The Company believes, however, based on its prior experience, that the terms of each transaction were as favorable to the Company as it could have obtained from an unaffiliated party.

                       PROPOSAL 1.  ELECTION OF DIRECTORS

     The Company's Bylaws provide that the number of directors shall be fixed from time to time by resolution of the stockholders or the Board of Directors and shall consist of no more than 12 members. The Board of Directors currently consists of ten members. The holders of shares of Common Stock are entitled to elect six directors, the holders of shares of Series A Preferred Stock are entitled to elect two directors and holders of shares of Series B Preferred Stock are entitled to elect two directors. Biographical information relating to each person nominated as a director appears under the heading "Information Regarding Director Nominees and Executive Officers."

ELECTION OF DIRECTORS BY HOLDERS OF COMMON STOCK

     The holders of shares of Common Stock are entitled to elect all of the members to the Company's Board of Directors other than persons nominated and to be elected by the holders of shares of the Preferred Stock. In April 2001, the Nominating Committee of the Board of Directors nominated six of its then present members for re-election as directors for a term expiring at the Company's 2002 Annual Meeting of Stockholders or until a successor of each has been elected and qualified or until the earlier resignation or removal of each. All the nominees have indicated their willingness to serve, and unless otherwise specified in the proxy, it is the intention of the proxy holders to vote for the nominees listed below.

     With respect to holders of shares of Common Stock, the nominees for the Board of Directors are as follows:

  Thomas H. Bruinooge   H. Wayne Huizenga
  Ivan W. Gorr          James L. Kirk
  Harris W. Hudson      M. Steven Langman

ELECTION OF DIRECTORS BY HOLDERS OF SERIES A PREFERRED STOCK

     The holders of shares of Series A Preferred Stock are entitled to elect two members to the Company's Board of Directors. In April 2001, at the direction of the holders of shares of Series A Preferred Stock, NR Holdings Limited and Investcorp NationsRent Limited Partnership affiliates of Investcorp S.A., the Nominating Committee of the Board of Directors nominated two of its then present members for re-election as directors for a term expiring at the Company's 2002 Annual Meeting of Stockholders or until a successor of each has been elected and qualified or until the earlier resignation or removal of each. All the nominees have indicated their willingness to serve, and unless otherwise specified in the proxy, it is the intention of the proxy holders to vote for the nominees listed below.

     With respect to holders of shares of Series A Preferred Stock, the nominees for the Board of Directors are as follows:

         Sean P. Madden
         Christopher J. O'Brien

     The holders of the Series A Preferred Stock have indicated their intention to vote for the election of their director nominees listed above.

ELECTION OF DIRECTORS BY HOLDERS OF SERIES B PREFERRED STOCK

     The holders of shares of Series B Preferred Stock are entitled to elect two members to the Company's Board of Directors. In April 2001, at the direction of the holders of shares of the Series B Preferred Stock, NR2 Holdings Limited, DB Capital Investors, L.P., J.P. Morgan Capital Corporation and 60 Wall Street Fund, L.P., the Nominating Committee of the Board of Directors nominated two of its then present members for re-election as directors for a term expiring at the Company's 2002 Annual Meeting of Stockholders or until a successor of each has been elected and qualified or until the earlier resignation or removal of each. All the nominees have indicated their willingness to serve, and unless otherwise specified in the proxy, it is the intention of the proxy holders to vote for the nominees listed below.

     With respect to holders of shares of Series B Preferred Stock, the nominees for the Board of Directors are as follows:

         John R. Baron
         Robert G. Sharp

     The holders of the Series B Preferred Stock have indicated their intention to vote for the election of their director nominees listed above.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. PROXY CARDS EXECUTED AND RETURNED WILL BE VOTED FOR THIS PROPOSAL UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

      PROPOSAL 2.  APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN

     In April 2001, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1998 Stock Option Plan (the "Amendment"). At the Annual Meeting, the stockholders are being asked to approve the Amendment. The Amendment amends Section 5 of the 1998 Stock Option Plan to increase from 10,000,000 to 12,000,000 the maximum number of shares of Common Stock subject to awards under the 1998 Stock Option Plan. If the Amendment does not become effective, the maximum number of shares of Common Stock subject to awards under the 1998 Stock Option Plan would remain at 10,000,000.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. PROXY CARDS EXECUTED AND RETURNED WILL BE VOTED FOR THIS PROPOSAL UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 OTHER MATTERS

     Arthur Andersen LLP served as the Company's independent certified public accountants for the fiscal year ending December 31, 2000. Representatives of Arthur Andersen LLP are expected to appear at the Annual Meeting to make a statement, if they wish to do so, and to be available to answer appropriate questions from stockholders at that time.

     Arthur Andersen LLP's fees for our 2000 annual audit and review of interim financial statements were approximately $900,000.

     Arthur Andersen LLP's fees for all other services performed during fiscal 2000 were approximately $400,000. Arthur Andersen LLP did not perform any services for the Company during 2000 relating to financial information system design and implementation. The Audit Committee believes that the provision of services described above by Arthur Andersen LLP are compatible with maintaining the independence of the Company's independent certified public accountants.

     The Board of Directors is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, including an adjournment of the Annual Meeting, proxies will be voted at the discretion of the proxy holders.

                             STOCKHOLDER PROPOSALS

     In accordance with the rules promulgated by the Securities and Exchange Commission, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with 2002 Annual Meeting of Stockholders must do so no later than December 31, 2001. Any such proposal should be submitted in writing to the Secretary of the Company at its principal executive offices, 450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, Attention: Joseph H. Izhakoff, Vice President, General Counsel and Secretary.

                                 ANNUAL REPORT

     The Company's Annual Report, which incorporates the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, accompanies this Proxy Statement.

                                                                         ANNEX A

                               NATIONSRENT, INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I.  PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

     - the financial reports and other financial information provided by the Corporation to any governmental body or the public;

     - the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

     - the adequacy of the Corporation's auditing, accounting and financial reporting processes.

     Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     - Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

     - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in this Charter.

II.  COMPOSITION

     The Audit Committee shall be comprised of two or more directors as determined by the Board, each of who shall be independent directors. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, as determined by the Board, subject to applicable law and the listing requirements of any national securities exchange upon which the Company's shares are listed. All members of the Committee shall be financially literate, and at least one member of the Committee shall have accounting or related financial expertise. Committee members may be removed from the Committee by the Board at any time, with or without cause.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership. The Secretary of the Company shall act as the Secretary for the Committee, unless the Committee shall appoint another person.

III.  MEETINGS

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Committee shall keep a written record of its proceedings. The Chairman of the Committee shall report to the Board at least annually on the Committee's activities.

IV.  RESPONSIBILITIES AND DUTIES

     The Company's management is responsible, subject to general oversight by the Board, for preparing the company's financial statements, determining appropriate accounting policies and procedures, internal and other controls that affect financial reporting, and ensuring compliance with the Company's various policies and procedures and applicable laws. Furthermore, the independent accountants are ultimately accountable to the Board and the Committee as representatives of shareholders, and these shareholder representatives have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent accountants.

     The Committee is authorized to take such action as is necessary or appropriate to fulfill the purposes of the Committee and to make such inquiries and recommendations as the Committee deems appropriate in connection therewith. The Committee shall also have the authority to cause investigations to be made into matters within the scope of the Committee's purposes and responsibilities, as the Committee may deem appropriate. Such investigations may be made by the Company's employees or such other persons or firms as the Committee may direct.

     In fulfilling such purposes, the specific responsibilities of the Committee shall be to:

DOCUMENTS/REPORTS REVIEW

 1. Review and update this Charter periodically, at least annually, as conditions dictate.

 2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

 3. Review with financial management and the independent accountants the quarterly financial results prior to the release of earnings.

 4. Review with financial management and the independent accountants the Annual Report on Form 10-K prior to its filing and prior to the release of annual earnings. The Chairman of the Committee may represent the entire committee for purposes of this review.

 5. Review the regular internal reports to management prepared by the internal auditing department and management's response.

 6. Review the annual letter to management prepared by the independent accountants and management's response.

INDEPENDENT ACCOUNTANTS

 7. Recommend to the Board of Directors the selection of the independent accountants and their scope, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

 8. Review the performance of the independent accountants, including any management consulting services provided, and approve any proposed discharge of the independent accountants when circumstances warrant.

 9. Meet privately with representatives of the independent accountants at each Committee meeting they attend, about internal controls and the completeness and accuracy of the organization's financial statements and/or to discuss any matters that the Committee or the independent accountants believes should be discussed privately.

INTERNAL AUDIT

10. Review the organizational structure, qualifications, and independence of the internal audit department. The Committee will review and have veto power over the appointment, replacement, reassignment or dismissal of the director of internal audit.

11. Review internal audit's activities and plans.

12. Meet privately with the internal auditor at each Committee meeting they attend about internal controls and the completeness and accuracy of the organization's financial statements and/or to discuss any matters that the Committee or internal audit believes should be discussed privately.

FINANCIAL REPORTING PROCESSES

13. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

14. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

15. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

PROCESS IMPROVEMENT

16. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgements.

17. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

18. Review any significant disagreement between management and the independent accountants in connection with the preparation of the financial statements or the conduct of the audit.

19. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

20. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

21. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

22. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

23. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

24. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                     PROXY

                               NATIONSRENT, INC.

                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

Common Stock Proxy

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of NATIONSRENT, INC., a Delaware corporation (the "Company"), hereby appoints James L. Kirk and Ezra Shashoua, or either of them, the proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 24, 2001 at 10:00 a.m., at 450 East Las Olas
Boulevard, Fort Lauderdale, Florida 33301 or any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present upon the matters referred to in this proxy.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                SIDE

Vote by Telephone

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number
   1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.

You vote is important!
Call 1-877-PRX-VOTE anytime!

Do not return your Proxy Card if you are voting by Telephone


[X] Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals set forth herein.

1. Election of Directors

   NOMINEES: (01) Thomas H. Bruinooge, (02) Ivan W. Gorr, (03) Harris W. Hudson,
             (04) H. Wayne Huizenga, (05) James L. Kirk, and
             (06) M. Steven Langman

             FOR ALL NOMINEES [ ]    [ ] WITHHELD FROM ALL NOMINEES

[ ] ______________________________________
    For all nominees except as noted above

2. Approval of Amendment to the Amended and Restated 1998 Stock Option Plan.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. To transact such other business as may properly come before the Annual
   Meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING           [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT         [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 16, 2001, and the accompanying Proxy Statement.

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.


Signature: _____________________ Date: _____________


Signature: _____________________ Date: _____________

                                     PROXY

                               NATIONSRENT, INC.

                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

Series A Preferred Stock Proxy

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of NATIONSRENT, INC., a Delaware corporation (the "Company"), hereby appoints James L. Kirk and Ezra Shashoua, or either of them, the proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of Series A Convertible Preferred Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 24, 2001 at 10:00 a.m., at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 or any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present upon the matters referred to in this proxy.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                SIDE

[X] Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals set forth herein.

1. Election of Directors

   NOMINEES: (01) Sean P. Madden and (02) Christopher J. O'Brien.

             FOR ALL NOMINEES [ ]    [ ] WITHHELD FROM ALL NOMINEES

[ ] ______________________________________
    For all nominees except as noted above

2. Approval of Amendment to the Amended and Restated 1998 Stock Option Plan.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. To transact such other business as may properly come before the Annual
   Meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING           [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT         [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 16, 2001, and the accompanying Proxy Statement.

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.


Signature: _____________________ Date: _____________


Signature: _____________________ Date: _____________

                                     PROXY

                               NATIONSRENT, INC.

                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

Series B Preferred Stock Proxy

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of NATIONSRENT, INC., a Delaware corporation (the "Company"), hereby appoints James L. Kirk and Ezra Shashoua, or either of them, the proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of Series B Convertible Preferred Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 24, 2001 at 10:00 a.m., at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 or any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present upon the matters referred to in this proxy.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                SIDE

[X] Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals set forth herein.

1. Election of Directors

   NOMINEES: (01) John R. Baron and (02) Robert G. Sharp

             FOR ALL NOMINEES [ ]    [ ] WITHHELD FROM ALL NOMINEES

[ ] ______________________________________
    For all nominees except as noted above

2. Approval of Amendment to the Amended and Restated 1998 Stock Option Plan.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. To transact such other business as may properly come before the Annual
   Meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING           [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT         [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 16, 2001, and the accompanying Proxy Statement.

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.


Signature: _____________________ Date: _____________


Signature: _____________________ Date: _____________